Exhibit 10.4

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of November 22, 2021, by and among Bright Lights Sponsor LLC, a Delaware limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), Bright Lights Acquisition Corp., a Delaware corporation and any successor via merger thereto (“Bright Lights”), and Manscaped Holdings, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,750,000 shares of Bright Lights Common Stock and 6,600,000 Bright Lights Warrants in the aggregate (such shares of Bright Lights Common Stock and Bright Lights Warrants, collectively referred to herein as the “Subject Shares”) as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Bright Lights, Bright Lights Parent Corp., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“ParentCo”), Mower Intermediate Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“Intermediate Holdco”), Mower Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“Merger Sub Corp”), Mower Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub LLC”) and the Company entered into the Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”) and certain ancillary agreements, pursuant to which, among other things:

(i.)	Bright Lights will merge with and into ParentCo, with ParentCo being the surviving corporation of such merger, and all of the issued and outstanding shares of Bright Lights Common Stock will be exchanged on a one-for-one basis for shares of common stock of ParentCo, and all of the outstanding warrants to purchase Bright Lights Common Stock will be exercisable for an equal number of shares of ParentCo common stock on the existing terms and conditions of such warrants;

(ii.)	Merger Sub Corp will merge with and into Manscaped, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, with Manscaped, Inc. being the surviving corporation;

(iii.)	Manscaped, Inc. will merge with and into Merger Sub LLC, with Merger Sub LLC being the surviving entity; and

(iv.)	Intermediate Holdco will contribute all of its interest in Merger Sub LLC to the Company, in exchange for limited liability company interests of the Company, pursuant to which Intermediate Holdco will become the managing member of the Company (together with (i)-(iii) and all the other transactions contemplated by the Business Combination Agreement, the “Transaction”).

WHEREAS, as an inducement to Bright Lights and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 7.4 (No Solicitation by Bright Lights) and 11.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the closing of the Transaction, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier to occur of (a) and (b), the “Expiration Time”) and (c) the liquidation of Bright Lights (except that any transaction contemplated by the Business Combination Agreement shall not be considered a liquidation), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Bright Lights Common Stock or Bright Lights Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Bright Lights Common Stock or Bright Lights Warrants owned by such Sponsor (clauses (i) and (ii), collectively a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that nothing herein shall prohibit a Transfer to another Sponsor or an Affiliate of a Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of such Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve a Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to a Sponsor’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor Holdco.

Section 1.3 New Shares. In the event that (a) any shares of Bright Lights Common Stock, Bright Lights Warrants or other equity securities of Bright Lights or its successor by merger are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Bright Lights Common Stock or Bright Lights Warrants of, on or affecting the shares of Bright Lights Common Stock or Bright Lights Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Bright Lights Common Stock, Bright Lights Warrants or other equity securities of Bright Lights after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Bright Lights Common Stock or other equity securities of Bright Lights after the date of this Sponsor Agreement (such shares of Bright Lights Common Stock, Bright Lights Warrants or other equity securities of Bright Lights, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of Bright Lights Common Stock or Bright Lights Warrants owned by such Sponsor as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, the Sponsors shall deliver to ParentCo and the Company a duly executed copy of that certain Registration Rights Agreement, by and among ParentCo, the Company, the Sponsors, and certain of the Company’s stockholders or their respective affiliates, as applicable, in substantially the form attached as Exhibit E to the Business Combination Agreement

Section 1.5 Sponsor and Bright Lights Agreements.

(a) At any meeting of the stockholders of Bright Lights, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Bright Lights is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of Bright Lights Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of Bright Lights Common Stock:

(i) in favor of each Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii) against any merger agreement or merger (other than the Manscaped, Inc. Merger Agreement and the mergers contemplated in the Business Combination Agreement), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Bright Lights;

(iv) against any change in the business, management or Board of Directors of Bright Lights (other than in connection with the Transaction Proposals);

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or Transaction, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Bright Lights and its subsidiaries under the Business Combination Agreement or Ancillary Agreements, (C) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Bright Lights;

(vi) if applicable, in favor of waiving any and all anti-dilution rights such Sponsor may hold pursuant to the Bright Lights Governing Documents; and

(vii) against any amendment to the Voting Letter Agreement (as defined below) without the consent of the Company.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of January 6, 2021, by and among the Sponsors and Bright Lights (the “Voting Letter Agreement”), including the obligations of the Sponsors pursuant to Section 1 therein to not redeem any shares of Bright Lights Common Stock owned by such Sponsor in connection with the Transaction.

(c) During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Business Combination Agreement pursuant to Article X thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Bright Lights or any of its Subsidiaries), on the one hand, and Bright Lights or any of Bright Lights’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

(d) Notwithstanding anything to the contrary herein, to the extent Bright Lights’ (or ParentCo as Bright Lights’ successor) board of directors waives or repeals, or otherwise relaxes, the lock-up in its bylaws (whether acting pursuant to Section 7.11(f) of such post-Closing bylaws or otherwise), the lock-up on the Sponsors’ Founder Shares (as defined in the Voting Letter Agreement) shall be identically waived, repealed or relaxed, as applicable.

Section 1.6 Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

Section 1.8 Exchange.

(a) Sponsor Holdco hereby agrees that, immediately prior to the consummation of the ParentCo Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Transactions set forth in Article IX of the Business Combination Agreement) Sponsor Holdco shall contribute, transfer, assign, convey, and deliver to Bright Lights, and Bright Lights shall acquire and accept from Sponsor Holdco, all of Sponsor Holdco’s right, title, and interest in, to, and under such Sponsor Holdco’s Bright Lights Class B Common Stock, and in exchange therefor, Bright Lights shall issue to Sponsor Holdco shares of Bright Lights Class A Common Stock, free and clear of all Liens as provided below (the “Exchange”).

(b) In connection with the Exchange, all 5,630,000 outstanding shares of Bright Lights Class B Common Stock held by Sponsor Holdco shall be exchanged and converted into 5,055,000 shares of Bright Lights Class A Common Stock.

(c) No certificates will be issued in connection with the Exchange, and Bright Lights will record the exchange of the Bright Lights Class B Common Stock for the Bright Lights Class A Common Stock that Sponsor Holdco is acquiring pursuant to the terms and conditions of this Section 1.8 on its books and records.

(d) The Exchange shall be applicable only in connection with the Transactions, the ParentCo Merger and this Agreement, and the Exchange shall be void and of no force and effect if this Agreement is terminated prior to the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Bright Lights and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s shares of Bright Lights Common Stock and Bright Lights Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of Bright Lights Common Stock or Bright Lights Warrants (other than transfer restrictions under the Securities Act)) affecting any such shares of Bright Lights Common Stock or Bright Lights Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Bright Lights Governing Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. Such Sponsor’s shares of Bright Lights Common Stock and Bright Lights Warrants are the only equity securities in Bright Lights owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s shares of Bright Lights Common Stock or Bright Lights Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of Bright Lights Common Stock or Bright Lights Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the Bright Lights Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Bright Lights or any equity securities convertible into, or which can be exchanged for, equity securities of Bright Lights.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s shares of Bright Lights Common Stock or Bright Lights Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.13 of the Bright Lights Disclosure Letter, neither Bright Lights or any of its Affiliate has incurred or will incur, directly or indirectly, any liability for any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Bright Lights or its Subsidiaries.

(g) Acknowledgment. Such Sponsor understands and acknowledges that each of Bright Lights and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
EARNOUT

Section 3.1 Earnout.

(a) Sponsor Holdco hereby irrevocably agrees that, following the Exchange and at (and subject only to the occurrence of) the Closing, the Sponsor Earnout Shares will become restricted shares and will be subject to the vesting and forfeiture provisions set forth in Section 3.1(c) and Section 3.1(e). Subject to the limitations contemplated therein, Sponsor Holdco shall have all of the rights of a shareholder of ParentCo with respect to its Sponsor Earnout Shares, including the right to receive dividends and/or distributions made to the holders of ParentCo Common Stock and to voting rights generally granted to holders of ParentCo Common Stock.

(b) (i) one-half (1/2) of the Sponsor Earnout Shares will be subject to the vesting and forfeiture conditions specified in Section 3.1(c)(i) (the “First Target Earn-out Shares”) and (ii) one-half (1/2) of the Sponsor Earnout Shares will be subject to the vesting and forfeiture conditions specified in Section 3.1(c)(ii) (the “Second Target Earn-out Shares”).

(c) The Sponsor Earnout Shares will be subject to the following vesting conditions:

(i) If, at any time during the Earn-out Period, the closing share price of ParentCo Class A Common Stock equals or exceeds $12.50 per share (subject to equitable adjustment as set forth in Section 3.1(g)) for 20 out of any 30 consecutive trading days, the First Target Earn-out Shares will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 3.1; and

(ii) If, at any time during the Earn-out Period, the closing share price of ParentCo Class A Common Stock equals or exceeds $15.00 per share (subject to equitable adjustment as set forth in Section 3.1(g)) for 20 out of any 30 consecutive trading days, the Second Target Earn-out Shares will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 3.1.

(d) For the avoidance of doubt, if the vesting conditions applicable to more than one of Section 3.1(c)(i) or Section 3.1(c)(ii) have been satisfied at any time, then all of the Sponsor Earnout Shares subject to such satisfied vesting conditions will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 3.1.

(e) If, upon the expiration of the Earn-out Period, the vesting of any of the Sponsor Earnout Shares has not occurred, then any Sponsor Earnout Shares that failed to vest pursuant to Section 3.1(c) will be automatically forfeited and transferred to ParentCo for no consideration, and no Person (other than ParentCo) will have any further right with respect thereto. Notwithstanding anything to the contrary herein, in no event will any holder of Sponsor Earnout Shares be entitled to retain after the Earn-out Period an aggregate number of Sponsor Earnout Shares greater than the total number of Sponsor Earnout Shares that has vested in accordance with Section 3.1(c).

(f) In the event that there is an Earnout Strategic Transaction during the Earn-out Period, then, to the extent that the holders of shares of ParentCo Class A Common Stock receive an Earnout Strategic Transaction Price that is greater than or equal to the applicable ParentCo trading price specified in Section 3.1(c)(i) or Section 3.1(c)(ii) (subject to 3.1(g)) any Sponsor Earnout Shares that have not previously vested in accordance with Section 3.1(c)(i) or Section 3.1(c)(ii), as applicable, will be deemed to have vested (to the extent that such Sponsor Earnout Shares would have vested pursuant to Section 3.1(c)(i) or Section 3.1(c)(ii), as applicable, if the ParentCo trading price had been the Earnout Strategic Transaction Price for any 20 trading days within any period of 30 trading days during the Earn-out Period) immediately prior to the closing of such Earnout Strategic Transaction, and the holders of any Sponsor Earnout Shares deemed vested pursuant to this Section 3.1(f) will be eligible to participate in such Earnout Strategic Transaction with respect to such Sponsor Earnout Shares on the same terms, and subject to the same conditions, as the holders of shares of ParentCo Class A Common Stock generally.

(g) If ParentCo shall, at any time and from time to time after the Closing, effect any stock splits, reverse stock splits, dividends (whether payable in stock, cash or other assets), reorganizations, recapitalization, reclassifications, subdivisions, combinations, exchange of shares or other like changes or transactions with respect to the ParentCo Class A Common Stock (an “Adjustment Event”), the per share stock price targets set forth in Section 3.1(c) shall be equitably adjusted for such Adjustment Event (it being acknowledged that, in the case of a cash dividend, such equitable adjustment shall result in a reduction in such per share stock price targets by the per share amount of such dividend). Any adjustment under this Section 3.1(g) shall become effective at the close of business on the date such Adjustment Event becomes effective (which shall be the “ex” date, if any, with respect to any such event).

(h) For purposes of this Agreement:

(i) “Earn-out Period” means the period commencing on the Closing Date and ending on the date that is five (5) years after the Closing Date.

(ii) “Earnout Strategic Transaction Price” means the price per share of ParentCo Class A Common Stock paid or payable to the holders of outstanding shares of ParentCo Class A Common Stock (determined without giving effect to the vesting contemplated by Section 3.1(f)) in an Earnout Strategic Transaction, inclusive of any escrows, holdbacks or fixed deferred purchase price, but exclusive of any contingent deferred purchase price, earnouts or the like; provided that, if and to the extent such price is payable in whole or in part in the form of consideration other than cash, the value of such consideration shall be (a) with respect to any securities, (i) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of 21 days consisting of the day as of which such value is being determined and the 20 consecutive Business Days preceding such day, or (ii) if the information contemplated by the preceding clause (i) is not practically available, then the fair value of such securities as of the date of valuation as determined in accordance with the succeeding clause (b), and (b) with respect to any other non-cash assets, the fair value thereof as of the date of valuation, as determined by an independent, nationally recognized investment banking firm mutually selected by ParentCo and Sponsor Holdco, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale).

(iii) “Sponsor Earnout Shares” means 1,035,000 shares of ParentCo Common Stock.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Bright Lights and (c) the written agreement of the Sponsors, Bright Lights, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE IV shall survive the termination of this Agreement.

Section 4.2 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT TO THE PERSONAL JURISDICTION THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER AND FURTHER AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.3.

Section 4.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 4.6 Amendment; Waiver. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Bright Lights, the Company and the Sponsor Holdco.

Section 4.7 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Bright Lights:

Bright Lights Acquisition Corp.
12100 Wilshire Blvd, Suite 1150
Los Angeles, CA 90025
Attention:	Michael Mahan
Email:	mike@brightlightsacquisition.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention:	Michael Mies
Email:	michael.mies@skadden.com

If to the Company:

Manscaped Holdings, LLC
3753 Howard Hughes Parkway, Suite 200
Las Vegas, NV 89169
Attention:	Paul Tran
Email:	paul@manscaped.com

with a copy to (which shall not constitute notice):

Buchalter, PC
1000 Wilshire Boulevard, Suite 1500
Los Angeles, CA 90017
Attention:	Jeremy Weitz and Tanya Viner
Email:	jweitz@buchalter.com
tviner@buchalter.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I
with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attention:	Michael Mies
Email:	michael.mies@skadden.com

Section 4.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.10 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, the Sponsors, Bright Lights, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

Bright Lights Sponsor LLC

By:	/s/ Michael Mahan
	Name:	Michael Mahan
	Title:	Managing Member

/s/ Michael Mahan
Name:	Michael Mahan

/s/ Ciara Wilson
Name:	Ciara Wilson

/s/ Peter Guber
Name:	Peter Guber

/s/ Mark Shapiro
Name:	Mark Shapiro

/s/ Selena Kalvaria
Name:	Selena Kalvaria

[Signature Page to Sponsor Support Agreement]

BRIGHT LIGHTS:

Bright Lights Acquisition Corp.

By:	/s/ Michael Mahan
	Name:	Michael Mahan
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

Manscaped Holdings, LLC

By:	/s/ Paul Tran
	Name:	Paul Tran
	Title:	CEO and Member

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Shares of Bright Lights Common Stock and Bright Lights Warrants

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

[Schedule II to Sponsor Support Agreement]